UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2006

AMERICAN STANDARD COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11415	13-3465896
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 980-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 29, 2006, the Board of Directors of American Standard Companies Inc., a Delaware corporation (the “Company”), approved the entry into Indemnification Agreements (the “Indemnification Agreement”), a form of which has previously been approved by the Board of Directors, between the Company and each of the following employees of the Company: Dale F. Elliot, President, Global Bath and Kitchen and Edward A. Schlesinger, Vice President and General Auditor (the “Indemnitees”). The Company entered into an Indemnification Agreement with each of the Indemnitees effective September 5, 2006.

The information set forth under Item 5.02 concerning the appointment of Dale F. Elliott as President, Global Bath and Kitchen is incorporated by reference into this Item 1.01.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Departure of Principal Officer

James E. Dwyer has resigned from his position as Senior Vice President of the Company and President of the Global Bath and Kitchen business effective September 1, 2006.

Appointment of Principal Officer

On August 29, 2006, the Board of Directors of the Company approved the appointment of Dale F. Elliott as Senior Vice President and President of the Global Bath and Kitchen business, effective September 5, 2006. Under the terms of his employment agreement, Mr. Elliott will receive a base salary of $500,000 and will participate in the Annual Incentive program (“AIP”) with a target of 100% of base salary, prorated at 33% with a guaranteed payment of $166,667 for 2006. He will also participate in the Long Term Incentive program (“LTIP”) with a target of 100% of base salary, a guaranteed payment of $166,667 for the 2004-2006 performance cycle and full participation in the 2005-2007 and 2006-2008 cycles.

So long as Mr. Elliott remains employed with the Company throughout 2007, he will be guaranteed, for 2007 only, cash compensation of not less than $1,000,000 from the combination of his base salary, 2007 AIP and 2005-2007 LTIP. Mr. Elliott will receive a stock option grant of 50,000 shares of the Company’s common stock under the terms of the Company’s 2002 Omnibus Incentive Plan, with a grant price equal to the fair market value of a share of such stock on his commencement date. He will participate in the Corporate Officer Severance Plan, provided that any severance payable to him will be limited to two times base salary and one times AIP target, not to exceed a maximum of $1.5 million. Mr. Elliott will participate in the Company’s benefit programs applicable to senior executives and will be eligible for a temporary executive housing allowance and personal travel allowance for up to two years pending relocation. A copy of Mr. Elliott’s Employment Agreement is filed as Exhibit 10.2 to this Form 8-K.

ITEM 9.01. EXHIBITS.

The following exhibits are filed or furnished as part of this Report to the extent described in Items1.01 and 5.02.

10.1	Form of Indemnification Agreement (previously filed as Exhibit 10. 1 in Form 8-K filed on July 19, 2006, and herein incorporated by reference.)

10.2	Employment Agreement with Dale F. Elliott.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN STANDARD COMPANIES INC.

By:	/s/ Mary Elizabeth Gustafsson
Name:	Mary Elizabeth Gustafsson
Title:	Senior Vice President, General Counsel
and Secretary

DATE: September 6, 2006